                                                                  Exhibit (n)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 22, 2008 with respect to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 24, 2008 with respect to the financial statements of RiverSource of New York Account 8 included in Post-Effective Amendment No. 25 to the Registration Statement (Form N-6, No. 333-44644) for the registration of the RiverSource(R) Variable Universal Life IV and RiverSource(R) Variable Universal Life IV - Estate Series and incorporated by reference into Post-Effective Amendment No. 26 to Registration Statement (Form N-6, No. 333-44644) offered by RiverSource Life Insurance Co. of New York.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 12, 2008